As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-53398, 333-20683, 333-18557, 33-60113, 333-36693, and 333-18543.

ARTHUR ANDERSEN LLP

Jacksonville, Florida
March 29, 2001